                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       __________________________________
                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 PHYTERA, INC.
                   -----------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)



        Delaware                                       54-1000588
    ---------------                                  ------------------
     (State of Incorporation                         (IRS Employer
     or Organization)                                Identification No.)




           377 Plantation Street
           Worcester, Massachusetts                       01605
       ------------------------------------              -----------
    (Address of Principal Executive Offices)            (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

None.

    Title of Each Class                    Name of Each Exchange on Which
    to be so Registered                    Each Class is to be Registered
    -------------------                    ------------------------------




Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Stock, $.01 par value
                     ------------------------------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption "Description of Capital Stock" in the Prospectus included as a part of the Registrant's Registration Statement on Form S-1, File No. 333-66259, filed with the U.S. Securities and Exchange Commission (the "Commission") on October 28, 1998 and amended by Pre-Effective Amendment No. 1 filed on December 23, 1998 and Pre-Effective Amendment No. 2 filed on January 14, 1999 (the "Registration Statement on Form S-1") is incorporated herein by reference.


Item 2.  Exhibits.
         --------

     The following exhibits are filed herewith (or incorporated by reference as indicated below):

     1. Amended and Restated Certificate of Incorporation of the Registrant as amended through May 26, 1998 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

     2. Form of Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, to be filed immediately prior to the effectiveness of the Registrant's initial public offering (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

     3. Form of Amended and Restated Certificate of Incorporation of the Registrant, to be filed immediately prior to the closing of the Registrant's initial public offering (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1).

     4. By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1).

     5. Form of Amended and Restated By-laws of the Registrant, to become effective immediately prior to the closing of the Registrant's initial public offering (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1).

     6. Specimen Common Stock Purchase Warrant, together with a list of holders (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1).

     7. Specimen Common Stock Purchase Warrant, together with a list of holders (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1).

     8. Agreement with VaekstFonden dated April 11, 1996 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1).

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      9. Note payable to Silicon Valley Bank dated July 15, 1994.  This exhibit has been omitted in reliance on Item 601(b)(4) (iii) of Regulation S-K. The Registrant undertakes to furnish a copy of the debt instrument on request of the Commission.

     10. Note payable to Danish Technology Institute dated July 26, 1996. This exhibit has been omitted in reliance on Item 601(b)(4) (iii) of Regulation S-K. The Registrant undertakes to furnish a copy of the debt instrument on request of the Commission.

     11. Note payable to Unibank for the purchase of a vehicle dated September 24, 1996. This exhibit has been omitted in reliance on Item 601(b)(4)
         (iii) of Regulation S-K. The Registrant undertakes to furnish a copy of the debt instrument on request of the Commission.

                                       3
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    PHYTERA, INC.



Date:  January 28, 1999           By:  /s/  Malcolm Morville
                                      ----------------------
                                      Malcolm Morville
                                      President and Chief Executive Officer

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